UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 22, 2024
ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor
Denver,	Colorado	80237
(Address of principal executive offices)		(Zip Code)

(303) 728-7012
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 22, 2024, ModivCare Inc. (the “Company”) entered into an Amendment No. 2 (the “Second Amendment”) to its Credit Agreement, dated as of February 3, 2022 (as amended by the Amendment No. 1, dated as of June 26, 2023, and as further amended, the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, swing line lender and an issuing bank, Wells Fargo Bank, National Association, as an issuing bank, Truist Bank and Wells Fargo Bank, National Association, as co-syndication agents, Deutsche Bank AG New York Branch, Bank of America, N.A., Regions Bank, Bank of Montreal and Capital One, National Association, as co-documentation agents, and JPMorgan Chase Bank, N.A., Truist Securities, Inc. and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers, and the other lenders party thereto.

Pursuant to the Second Amendment, the Credit Agreement was amended by increasing the maximum permitted Total Net Leverage Ratio under Section 6.12 of the Credit Agreement, through the fiscal quarter ending March 31, 2026 (the “Covenant Relief Period”) as follows: for the fiscal quarters ending March 31, 2024 through June 30, 2024, 5:50 to 1:00, for the fiscal quarters ending September 30, 2024 through December 31, 2024, 5:25 to 1:00, for the fiscal quarters ending March 31, 2025 through September 30, 2025, 5.00 to 1:00, and for the fiscal quarters ending December 31, 2025 through March 31, 2026, 4.75 to 1:00. The Company may elect to end the Covenant Relief Period prior to March 31, 2026 subject to certain conditions, upon which the maximum permitted Total Net Leverage Ratio will revert to the level established prior to the Second Amendment. For the duration of the Covenant Relief Period, the Company will be subject to an increase of 50 basis points in the interest rate margin under the Credit Agreement, and to a minimum permitted Liquidity, under a new covenant in Section 6.12 of the Credit Agreement, of $100 million, tested at the end of each fiscal quarter. Also, for the duration of the Covenant Relief Period, the Company will be subject to a reduced minimum Interest Coverage Ratio under Section 6.12 of the Credit Agreement of 2.75 to 1.00 rather than 3.00 to 1.00.

The foregoing description of the Second Amendment to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment to the Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 2, dated as of February 22, 2024, to Credit Agreement, dated as of February 3, 2022, among ModivCare Inc., the co-syndication agents party thereto, the co-documentation agents party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.
Date: February 22, 2024	By:	/s/ Jennifer Jaskolka
	Name:	Jennifer Jaskolka
	Title:	Vice President, Deputy General Counsel & Corporate Secretary